UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 13, 2007

SHOE CARNIVAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8233 Baumgart Road, Evansville, IN	47725

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2007, the Compensation Committee (the "Committee") of the Board of Directors of Shoe Carnival, Inc. (the "Company") approved the following actions with regard to the compensation of the executive officers of the Company:

1. 2007 Base Salary

The Committee increased the base salaries of the Company's executive officers after a review of the Company's financial performance for fiscal 2006, along with a review of executive compensation practices within the retail and footwear industries. The salary increases are effective for the full fiscal year of 2007.

        Fiscal 2007 base salaries:

Name	Title	New Base Salary	Previous Base Salary

Mark L. Lemond	President and Chief Executive Officer	$703,500	$670,000

J. Wayne Weaver	Chairman of the Board	$300,000	$300,000

Timothy T. Baker	Executive Vice President - Store Operations	$425,000	$410,000

W. Kerry Jackson	Executive Vice President - Chief Financial Officer and Treasurer	$375,000	$315,000

Clifton E. Sifford	Executive Vice President - General Merchandise Manager	$425,000	$410,000

2. Annual Incentive Compensation Goals for Fiscal 2007

The Committee established the performance criteria and targets for the 2007 bonus payable in 2008 under the Company's 2006 Executive Incentive Compensation Plan. The performance criteria is operating income before bonus expense. Subjective factors based on an executive's individual performance can reduce an executive's bonus. As Chief Executive Officer, Mark L. Lemond's bonus target is 60% of his salary but he can earn up to 100% of his salary if all performance targets are met. J. Wayne Weaver, as chairman, is not eligible to receive a bonus. The other named executive officers' bonus target is 45% of their salary but they can earn up to 75% if all performance targets are met.

3. Grants of Restricted Stock

The Committee approved grants of restricted stock to the Company's executive officers and other key personnel under the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan. Mark L. Lemond received a grant of 20,000 shares and Timothy T. Baker, W. Kerry Jackson and Clifton E. Sifford each received a grant of 12,000 shares. No grant was made to Mr. Weaver. The restricted shares will vest upon the achievement of specified levels of annual earnings per diluted share during a six-year period.

Item 5.03  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On March 13, 2007, the Board of Directors of the Company amended Article VI of the By-laws (the "By-laws") of the Company to allow for the issuance of uncertificated shares. The amendment is intended to enable the Company to participate in the Direct Registration System ("DRS") which is currently administered by the Depository Trust Company. DRS allows investors to have securities registered in their names without the issuance of physical certificates, and to electronically transfer securities to broker-dealers without transferring physical certificates. The By-laws still permit each registered shareholder to obtain a physical stock certificate upon written request.

The By-laws, as amended, are being filed as Exhibit 3-B hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits:

The following exhibits are being filed herewith:

Exhibit No.	Exhibits
3-B	By-laws of Shoe Carnival, Inc., as amended on March 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: March 19, 2007	By:	/s/ W. Kerry Jackson

W. Kerry Jackson
Executive Vice President and Chief Financial Officer